Exhibit 99.2

Effective December 9, 2020, Tivity Health, Inc. (the "Company" or "TVTY") completed the sale (“Sale”) of its Nutrition segment ("Nutrition Business") to Kainos NS Holdings LP (“Parent”) and KNS Acquisition Corp., an indirect wholly owned subsidiary of Parent (“Kainos”), pursuant to terms of the previously announced Stock Purchase Agreement ("Purchase Agreement") among the Company, Parent, and Kainos.  The Nutrition segment was comprised of Nutrisystem, Inc.’s legacy business and included the Nutrisystem® and the South Beach Diet® programs. The following unaudited pro forma condensed consolidated financial information is based on our historical consolidated financial statements adjusted to give the effect of the Sale. Beginning in the fourth quarter 2020, Nutrition Business results will be reflected in our consolidated financial statements as discontinued operations.

The following tables present unaudited pro forma financial information about the Company’s balance sheet and statements of operations after giving effect to the Sale.  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the Sale as if it had occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020 and for the fiscal year ended December 31, 2019 give effect to the Sale as if it had occurred on March 8, 2019, the date of the acquisition of the Nutrition Business. Pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and 2017 are not included as the Company did not acquire the Nutrition Business until March 8, 2019, and there is no impact of the Sale on the years ended December 31, 2018 and 2017.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed consolidated financial statements are described in the accompanying notes, which should be read together with the pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial statements and the related notes should be read in conjunction with our audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and our unaudited financial statements and the notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are based on information currently available, including certain assumptions and adjustments that the Company believes are appropriate. They do not necessarily represent what our financial position and results of operations would have been had the Sale occurred on the dates set forth above, nor do they purport to be indicative of the future financial condition and results of operations of the Company.

TIVITY HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2020
	As Reported	Sale of Nutrition Business		Pro Forma Adjustments	Notes	Pro Forma TVTY Continuing Operations
Current assets:
Cash and cash equivalents	$56,440	$552,072		$(525,082)	2(a)	$83,430
Accounts receivable, net	36,952	(14,209)		—		22,743
Inventories	21,416	(19,745)		—		1,671
Prepaid expenses	14,046	(6,937)		—		7,109
Other current assets	9,145	(163)		7,388	2(b)	16,370
Total current assets	137,999	511,018		(517,694)		131,323

Property and equipment	108,735	(45,625)		—		63,110
Accumulated depreciation	(59,530)	20,452		—		(39,078)
Right-of-use assets	33,266	(13,241)		—		20,025
Intangible assets, net	586,428	(557,379)		—		29,049
Goodwill, net	468,937	(134,257)		—		334,680
Other assets	20,940	(590)		—		20,350
Total assets	$1,296,775	$(219,622)		$(517,694)		$559,459

Current liabilities:
Accounts payable	34,695	(23,224)		—		11,471
Accrued salaries and benefits	10,260	(4,577)		—		5,683
Accrued liabilities	44,471	(22,546)		2,725	2(c)	24,650
Deferred revenue	14,583	(13,208)		—		1,375
Income taxes payable	—	(7,388)		7,388	2(b)	—
Current portion of lease liabilities	14,044	(6,079)		—		7,965
Current portion of other long-term liabilities	15,140	—		—		15,140
Total current liabilities	133,193	(77,022)		10,113		66,284

Long-term debt	974,758			(510,054)	2(d)	464,704
Long-term lease liabilities	20,882	(7,244)		—		13,638
Long-term deferred tax liability	136,739	(132,707)		(632)	2(b)	3,400
Other long-term liabilities	28,962	(2,121)		—		26,841

Stockholders’ equity:
Preferred stock	—	—		—		—
Common stock	48	—		—		48
Additional paid-in capital	509,850	—		2,289	2(e)	512,139
Accumulated deficit	(449,257)	(528)	2(h)	(33,746)	2(f)	(483,531)
Treasury stock	(28,182)	—		—		(28,182)
Accumulated other comprehensive loss	(30,218)	—		14,336	2(g)	(15,882)
Total stockholders’ equity	2,241	(528)		(17,121)		(15,408)
Total liabilities and stockholders’ equity	$1,296,775	$(219,622)		$(517,694)		$559,459

See accompanying Notes to Unaudited Pro Forma Financial Statements.

TIVITY HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except earnings per share data)

	Nine Months Ended September 30, 2020
	As Reported		Sale of Nutrition Business		Pro Forma Adjustments	Notes	Pro Forma TVTY Continuing Operations
Revenues	$855,162		$(518,066)	$			$337,096
Cost of revenue (exclusive of depreciation and amortization included below)	440,204		(243,658)				196,546
Marketing expenses	182,686		(173,687)				8,999
Selling, general and administrative expenses	78,203		(44,883)		(2,755)	2(c)	30,565
Depreciation and amortization	40,997		(33,895)				7,102
Impairment loss	265,698		(265,698)				—
Restructuring and related charges	2,888		(472)				2,416

Operating income (loss)	(155,514)		(244,227)		2,755		91,468
Interest expense	63,294		—		(30,512)	2(i)	32,782

Income (loss) before income taxes	(218,808)		(244,227)		33,267		58,686
Income tax expense (benefit)	(6,795)		(15,876)		8,317	2(j)	17,398

Net income (loss)	$(212,013)		$(228,351)		$24,950		$41,288

Earnings (loss) per share:
Basic	$(4.35)						$0.85
Diluted	(4.35	)(1)					0.84

Weighted average common shares and equivalents:
Basic	48,702					2(k)	48,702
Diluted	48,702	(1)				2(k)	49,017

(1)	The impact of potentially dilutive securities for the nine months ended September 30, 2020 as reported was not considered because the impact would be anti-dilutive.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

TIVITY HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except earnings per share data)

	Year Ended December 31, 2019
	As Reported		Sale of Nutrition Business		Pro Forma Adjustments	Notes	Pro Forma TVTY Continuing Operations
Revenues	$1,131,157		$(498,091)	$			$633,066
Cost of revenue (exclusive of depreciation and amortization included below)	678,057		(232,240)				445,817
Marketing expenses	158,006		(140,286)				17,720
Selling, general and administrative expenses	110,038		(56,840)				53,198
Depreciation and amortization	50,775		(43,638)				7,137
Impairment loss	377,100		(377,100)				—
Restructuring and related charges	7,024		(5,143)				1,881

Operating income (loss)	(249,843)		(357,156)				107,313
Interest expense	76,566		(18)		(34,745)	2(i)	41,803

Income (loss) before income taxes	(326,409)		(357,174)		34,745		65,510
Income tax expense (benefit)	(39,588)		(52,031)		8,686	2(j)	21,129

Net income (loss)	$(286,821)		$(305,143)		$26,059		$44,381

Earnings (loss) per share:
Basic	$(6.17)						$0.95
Diluted	(6.17	)(1)					0.94

Weighted average common shares and equivalents:
Basic	46,509					2(k)	46,509
Diluted	46,509	(1)				2(k)	47,103

(1)	The impact of potentially dilutive securities for the year ended December 31, 2019 as reported was not considered because the impact would be anti-dilutive.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

Notes to Unaudited Pro Forma Financial Statements

(In thousands, except share and per share information)

Note 1 — Basis of Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Sale, (2) factually supportable, and (3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company following the Sale.  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the Sale as if it had occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020 and for the fiscal year ended December 31, 2019 give effect to the Sale as if it had occurred on March 8, 2019. Pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and 2017 are not included as the Company did not acquire the Nutrition Business until March 8, 2019, and there is no impact of the Sale on the years ended December 31, 2018 and 2017.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are based on information currently available including certain assumptions and adjustments that the Company believes are appropriate.  They do not necessarily represent what our financial position and results of operations would have been had the Sale occurred on the dates set forth above, nor do they purport to be indicative of the future financial condition and results of operations of the Company.

Note 2 — Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(a)	The estimated adjustment to cash and cash equivalents is as follows:

Cash proceeds from Sale	$575,000
Estimated indebtedness and net working capital adjustments	(22,928)
Net cash proceeds from Sale before fees	552,072
Contingent transaction fees relating to Sale	(6,082)
Net cash proceeds from Sale	545,990
Repayment of term loans	(519,000)
Net impact on cash and cash equivalents	$26,990

As required under the provisions of our credit agreement, we expect to use the significant majority of the net proceeds from the Sale to pay down principal on the term loans under our credit agreement.

(b)

Reflects tax-related adjustments to (i) reclassify income taxes payable of $7,388 to intercompany receivable (other current assets), which represents taxes paid by the Company on behalf of the Nutrition Business; and (ii) increase deferred tax assets by $632 (included in the long-term deferred tax liability line item) due to the acceleration of certain unvested stock-based compensation awards in connection with the Sale.

(c)

Estimated transaction fees of $2,725 have been added to accrued liabilities in the condensed consolidated pro forma balance sheet as of September 30, 2020. This adjustment represents the estimated transaction fees (such as professional fees and due diligence costs) to be incurred subsequent to September 30, 2020. During the nine months ended September 30, 2020, we incurred $2,755 of transaction fees, which have been removed from the condensed consolidated condensed statement of operations for such period.  Contingent transaction fees relating to the Sale (such as advisory fees) that were paid at closing by the Company were $6,082.

(d)

We expect to use $519,000 of the net proceeds from the Sale to repay debt under our credit agreement.  We also expect to write off $8,946 of the debt issue costs and original issue discount (“OID”) associated with the debt.

(e)	This adjustment reflects the stock-based compensation expense associated with the acceleration of certain unvested stock-based compensation awards in connection with the Sale.

(f)	The estimated adjustment to retained earnings consists of the following:

Write-off of debt issue costs and OID (see Note 2(d))	$(8,946)
De-designation of interest rate swaps (see Note 2(g))	(14,336)
Accrual of transaction fees (see Note 2(c))	(2,725)
Contingent transaction fees relating to Sale (see Note 2(c))	(6,082)
Tax adjustment (see Note 2(b))	632
Stock-based compensation (see Note 2(e))	(2,289)
$(33,746)

(g)

Following the expected repayment of debt (see Note 2(d)), a portion of our existing interest rate swaps will no longer qualify for hedge accounting treatment and will be de-designated.  This adjustment reflects the reclassification of $14,336 from accumulated other comprehensive loss to retained earnings.

(h)	Reflects additional estimated loss on sale of business.

(i)	This adjustment reflects the estimated reduction in interest expense resulting from the repayment of debt described in Note 2(d)).

(j)	The income tax effects of all pro forma adjustments are based on an estimated blended federal and state statutory tax rate of 25%.

(k)

The changes in basic and diluted earnings per share from continuing operations (“EPS”) reflect (i) changes to net income (loss) from continuing operations resulting from the pro forma adjustments herein; and (ii) changes to weighted average diluted shares outstanding due to the inclusion of potentially dilutive securities that were not considered for the historical period because the impact would have been anti-dilutive due to the Company reporting a net loss from continuing operations for such period.  These potentially dilutive securities consist of outstanding stock-based compensation awards calculated using the treasury stock method.